Exhibit 10.1


                       AMENDED AND RESTATED LOAN AGREEMENT

         (This Amended and Restated Loan Agreement amends, restates, and replaces that certain Amended and Restated Loan Agreement
              dated as of December 30, 2004 between the undersigned
                 Borrower, Lakeshore, Lakes Mall and the Bank.)

     THIS AMENDED AND RESTATED LOAN AGREEMENT ("Loan Agreement") is made as of March 9, 2005 by and between CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, whose address is CBL Center, Suite 500, 2030 Hamilton Place Boulevard, Chattanooga, Tennessee 37421-6000 ("Borrower"), and LAKESHORE/SEBRING LIMITED PARTNERSHIP, a Florida limited partnership, whose address is the same as the Borrower's described above ("Lakeshore") and THE LAKES MALL, LLC, a Michigan limited liability company whose address is the same as the Borrower's described above ("Lakes Mall"), and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the statutes of the United States of America, with a principal office at 701 Market Street, Chattanooga, Tennessee 37402 (hereinafter referred to as the "Bank").

                                Recitals of Fact

     Borrower has requested that the Bank commit to make loans and advances to it, and to Lakeshore and to Lakes Mall, for the benefit of Borrower, on a revolving credit basis in an amount not to exceed at any one time outstanding the aggregate principal sum of One Hundred Million Dollars ($100,000,000.00) for the purpose of providing working capital for pre-development expenses, development costs, equity investments, repayment of existing indebtedness, certain distributions to limited partners (as allowed herein), letters of credit and construction and for general corporate purposes. The Bank has agreed to make certain portions of such loans and advances on the terms and conditions herein set forth. KeyBank National Association, Compass Bank, Amsouth Bank of Tennessee and Branch Banking and Trust Company, all as participants in the Loan have previously agreed to make certain portions of such loan and advances on the terms and conditions previously set forth and now on the terms and conditions herein set forth.

     This Loan Agreement is currently being amended to: (a) increase the loan from Eighty Million Dollars ($80,000,000.00) to One Hundred Million Dollars ($100,000,000.00); (b) change certain financial covenants; and (c) to extend the maturity date of the Loan to June 1, 2007.

     NOW, THEREFORE, incorporating the Recitals of Fact set forth above and in consideration of the mutual agreements herein contained, the parties agree as follows:

                                   AGREEMENTS

SECTION 1:  DEFINITIONS AND ACCOUNTING TERMS

     1.1 Certain Defined Terms. For the purposes of this Loan Agreement, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of such terms) unless the context otherwise requires:

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     "Adjusted Asset Value" means, as of a given date, the sum of: (a)(i) EBITDA attributable to malls and power centers for the fiscal quarter most recently ended times (ii) 4; divided by (iii) 8.25% plus (b)(i) EBITDA attributable to all other assets for the fiscal quarter most recently ended times (ii) 4; divided by (iii) 9.25%. In determining Adjusted Asset Value (i) EBITDA attributable to real estate properties acquired during such fiscal quarter, and EBITDA attributable to Properties development of which was completed during such fiscal quarter, shall be disregarded, (ii) EBITDA attributable to any Property which is currently under development shall be excluded, (iii) with respect to any Subsidiary that is not a Wholly Owned Subsidiary, only the Borrower's Ownership Share of the EBITDA attributable to such Subsidiary shall be used when determining Adjusted Asset Value, and (iv) EBITDA shall be attributed to malls and power centers based on the ratio of (x) revenues less property operating expenses (to be determined exclusive of interest expense, depreciation and general and administrative expenses) of malls and power centers to (y) total revenues less total property operating expenses (similarly determined), such revenues and expenses to be determined on a quarterly basis in a manner consistent with the Parent's method of reporting of segment information in the notes to its financial statements for the fiscal quarter ended September 30, 2004 as filed with the Securities and Exchange Commission, and otherwise in a manner reasonably acceptable to the Bank. In addition, in the case of any operating Property acquired in the immediately preceding period of eighteen (18) consecutive months for a purchase price indicative of a capitalization rate of less than 8.25%, EBITDA attributable to such Property shall be excluded from the determination of Adjusted Asset Value.

     "Adjusted Loan Amount" means the lesser of (a) 75% of the Appraised Value the real estate and improvements described in the Mortgages (excluding the Lakes Mall Mortgage), plus 67.5% of the value of the real estate and improvements described in the Lakes Mall Mortgage; or (c) the Permanent Loan Estimate of all Collateral Properties; or (c) $100,000,000.00.

     "Affiliate" means as to any Person, any other Person which, directly or indirectly, owns or controls, on an aggregate basis including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) of the outstanding shares of Capital Stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other governing body (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have contingency) of such Person or at least ten percent (10%) of the partnership or other ownership interest of such Person; or which controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, a pension fund, university or other endowment funds, mutual fund investment company or similar fund having a passive investment intent owning such a ten percent (10%) or greater interest in a Person shall not be deemed an Affiliate of such Person unless such pension, mutual, endowment or similar fund either (i) owns fifty percent (50%) or more of the Capital Stock or other ownership interest in such Person, or (ii) has the right or power to select one or more members of such Person's board of directors or other governing body.

     "Agreement Date" means the date as of which this Loan Agreement is dated.

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     "Applicable  Law"  means,  in  respect of any  Person,  all  provisions  of statutes, rules, regulations and orders of any governmental authority applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the person in question is a party.

     "Bank's Proportionate Share" means the Bank's undivided participating interest in the Loan which shall be equal to Twenty Five Million and NO/100 Dollars ($25,000,000.00).

     "Base Rate" means the base commercial rate of interest established from time to time by Bank. The Base Rate existing as of the date hereof is five and fifty hundredths percent (5.50%) per annum.

     "Borrower" has the meaning set forth in the introductory paragraph hereof and shall include the Borrower's successors and permitted assigns.

     "Borrowing Base" is the limitation on the aggregate Revolving Credit Loan indebtedness which may be outstanding at any time during the term of this Loan Agreement. The Borrowing Base will normally be calculated each July 1, January 1, April 1 and October 1 but shall be subject to recalculation upon the occurrence of any extraordinary event, such as the addition or release of any collateral, or an extraordinary event that materially affects the value of any collateral. The Borrowing Base will be an amount not to exceed the Adjusted Loan Amount.

     "Borrowing Base Certificate" means a report certified by the controller or chief financial officer or Senior Vice President of the Borrower, setting forth the calculations required to establish the Borrowing Base as of a specified date, all in form and detail reasonably satisfactory to Bank.

     "Business Day" means a banking business day of the Bank and which is also a day on which dealings are carried on in the interbank eurodollar market.

     "Capital Stock" shall mean, as to any Person, any and all shares, interests, warrants, participations or other equivalents (however designated) of corporate stock of such Person.

     "CBL Holdings I" means CBL Holdings I, Inc., a Delaware corporation and the sole general partner of Borrower, and shall include CBL Holdings It's successors and permitted assigns.

     "CBL Holdings II" means CBL Holdings II, Inc., a Delaware corporation and a limited partner of Borrower, and shall include CBL Holdings, its successors and permitted assigns.

     "CBL & Associates Management, Inc." means CBL & Associates Management, Inc., a Delaware corporation, and shall include CBL & Associates Management, Inc.'s successors and permitted assigns.

     "CBL Mortgage" means the mortgages and/or deeds of trust with security agreements and assignments of rents and leases and related amendments executed by Borrower, Walnut Square Associates Limited Partnership, Lakeshore/Sebring Limited Partnership, Vicksburg Mall Associates, Ltd., The Lakes Mall, LLC and Towne Mall and/or any other entity related to or owned by Borrower and/or Parent


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and/or CBL Holdings I in favor of Bank covering their interest in the properties described in Exhibit "A," attached hereto and made a part hereof.

     "Closing Date" means the date of this Loan Agreement set out in the first paragraph of this Loan Agreement.

     "Collateral Document" means any Guaranty, the CBL Mortgage, any security deed, mortgage, deed of trust, assignment of leases and rents, any property management contract assignments, and any other security agreement, financing statement, or other document, instrument or agreement creating, evidencing or perfecting the Bank's Liens in any of the Collateral.

     "Collateral Property" means the property described in the CBL Mortgage.

     "Credit Agreement" means the Credit Agreement dated as of July 28, 1994 and as amended by amendments dated as of May 5, 1995, July 5, 1995 and subsequent amendments among the Borrower, Wells Fargo and others.

     "Debt Service" means, with respect to a Person and for a given period, the sum of the following:

     (a) such Person's Interest Expense for such period; (b) regularly scheduled principal payments on Indebtedness of such Person made during such period, other than any balloon, bullet or similar principal payment payable on any Indebtedness of such Person which repays such Indebtedness in full; and (c) such Person's Ownership Share of the amount of any payments of the type described in the immediately preceding clause (b) of Unconsolidated Affiliates of such Person.

     "Default Rate" means the rate of interest described in the Note, which shall accrue at the Bank's option after the occurrence of an Event of Default which remains uncured after any applicable grace period.

     "EBITDA" means, for any period, net income (loss) of the Parent and its Subsidiaries determined on a consolidated basis for such period excluding the following amounts (but only to the extent included in determining net income
(loss) for such period and without duplication):

     (a) depreciation and amortization expense and other non-cash charges for such period less depreciation and amortization expense allocable to minority interest in Subsidiaries of the Borrower for such period;

     (b) interest expense for such period less interest expense allocable to minority interest in Subsidiaries of the Borrower for such period;

     (c) minority interest in earnings of the Borrower for such period;

     (d) extraordinary and nonrecurring net gains or losses (other than gains or


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

losses from the sale of outparcels of Properties) for such period and expense relating to the extinquishments of Indebtedness for such period;

     (e) net gains or losses on the disposal of discontinued operations for such period;

     (f) expenses incurred during such period with respect to any real estate project abandoned by the Parent or any Subsidiary in such period;

     (g) income tax expense in respect of such period;

     (h) the Parent's Ownership Share of depreciation and amortization expense and other non-cash charges of Unconsolidated Affiliates of the Parent for such period; and

     (i) the Parent's Ownership Share of interest expense of Unconsolidated Affiliates of the Parent for such period; and; and

     (j)  non-cash  impairment  charges  as  defined  by  Financial   Accounting
Standards Board (FASB) Statement 144 Accounting for the Impairment or Disposal of Long-Lived Assets.

     "Effective  Date," which definition is used and only applies within Section
7.12 hereof, means the date the Credit Agreement became effective in accordance with Section 4.1 thereof.

     "Environmental Laws" means all applicable local, state or federal laws, rules or regulations pertaining to environmental regulation, contamination or cleanup, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976 or any state lien or superlien or environmental cleanup statutes all as amended from time to time.

     "Equity Interest" means, with respect to any Person, any share of Capital Stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of Capital Stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of Capital Stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, whether or not certificated and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

     "Equity Issuance" means any issuance or sale by a Person of any Equity Interest.

     "Event of Default" has the meaning assigned to that phrase in Section 8.

     "Extension  of  Credit"  means,  with  respect  to a  Person,  any  of  the following, whether secured or unsecured: (a) loans to such Person, including without limitation, lines of credit and mortgage loans; (b) bonds, debentures, notes and similar instruments issued by such Person; (c) reimbursement obligations of such Person under or in respect of any letter of credit; and (d)


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any of the  foregoing  of  other  Persons,  the  payment  of which  such  Person
Guaranteed or is otherwise recourse to such Person.

     "Funds from Operations" means, as to any period, on a consolidated basis, an amount equal to (a) income (loss) from operations of Borrower, Parent and their respective Subsidiaries for such period, plus (b) depreciation and amortization from consolidated and unconsolidated property, plus depreciation and amortization from property included in discontinued operation, plus (c) to the extent not included in clause (a) above, gain (loss) on the sales of outparcels made in the ordinary course of business, minus (d) Minority investors share of depreciation and amortization of certain property, minus (e) Minority investors share of income from certain property, minus (f) depreciation and amortization from non-real estate property, plus (g) income from operations of Unconsolidated Affiliates and discontinued operations determined in each case in accordance with GAAP. Adjustments for Unconsolidated Affiliates will be calculated to reflect funds from operations on the same basis.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity, including without limitation, the Securities and Exchange Commission, as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "Gross Asset Value" means, at a given time, the sum (without duplication) of the following:

     (a) Adjusted Asset Value at such time;

     (b) all cash and cash equivalents of the Parent and its Subsidiaries determined on a consolidated basis as of the end of the fiscal quarter most recently ended (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted in any way (other than restrictions in the nature of early withdrawal penalties));

     (c) with respect to any Property which is under construction or the development of which was completed during the fiscal quarter most recently ended, the book value of construction in process as determined in accordance with GAAP for all such Properties at such time (including without duplication the Parent's Ownership Share of all construction in process of Unconsolidated Affiliates of the Parent);

     (d) the book value of all unimproved real property of the Parent and its Subsidiaries determined on a consolidated basis;

     (e) the purchase price paid by the Parent or any Subsidiary (less any amounts paid to the Parent or such Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements) as required to be disclosed in a consolidated balance sheet (including the notes thereto) of the Parent for:

          (i) any Property (other than a property under development) acquired by the Parent or such Subsidiary during the Parent's fiscal quarter most recently ended; and

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

          (ii) any operating Property acquired in the immediately preceding period of eighteen (18) consecutive months for a purchase price indicative of a capitalization rate of less than 8.25%; provided, that if the Parent or a Subsidiary acquired such Property together with other Properties or other assets and paid an aggregate purchase price for such Properties and other assets, then the Parent shall allocate the portion of the aggregate purchase price attributable to such Property in a manner consistent with reasonable accounting practices; provided further in no event shall the aggregate of value of such operating Properties included in the Gross Asset Value pursuant to this clause (e)(ii) exceed $1,000,000,000.00;

     (f) with respect to any purchase obligation, repurchase obligation or forward commitment evidenced by a binding contract included when determining the Total Liabilities of the Parent and its Subsidiaries, the reasonably determined value of any amount that would be payable, or property that would be transferable, to the Parent or any Subsidiary if such contract were terminated as of such date; and

     (g) to the extent not included in the immediately preceding clauses (a) through (f), the value of any real property owned by a Subsidiary (that is not a Wholly Owned Subsidiary) of the Borrower or an Unconsolidated Affiliate of the Borrower (such Subsidiary or Unconsolidated Affiliate being a "JV") and which property secures Recourse Indebtedness of such JV. For purposes of this clause
(g):

          (x) the value of such real property shall be the lesser of (A) the Permanent Loan Estimate which would be applicable to such real property were such property a Collateral Property and (B) the amount of Recourse Indebtedness secured by such real property;

          (y) in no event shall the aggregate value of such real property included in Gross Asset Value pursuant to this clause (g) exceed $500,000,000.00; and

          (z) the value of any such real property shall only be included in Gross Asset Value if the organizational documents of such JV provide that if, and to the extent, such Indebtedness is paid by the Borrower or a Subsidiary of the Borrower or by resort to such real property, then the Borrower or a Subsidiary of the Borrower shall automatically acquire, without the necessity of any further payment or action, all Equity Interests in such JV not owned by the Borrower or any Subsidiary.

     "Guaranty", "Guaranteed" or to "Guarantee" as applied to any obligation means and includes (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation.

     "Hazardous Substances" shall mean and include all hazardous and toxic substances, wastes or materials, any pollutants or contaminants (including, without limitation, asbestos and raw materials which include hazardous constituents), or any other similar substances or materials which are included under or regulated by any applicable Environmental Laws.

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     "Indebtedness"  means, with respect to a Person, at the time of computation thereof, all of the following (without duplication):

     (a) all obligations of such Person in respect of money borrowed;

     (b) all obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed:

          (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit,

          (ii) evidenced by bonds, debentures, notes or similar instruments, or

          (iii)  constituting  purchase money  indebtedness,  conditional  sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property;

     (c) capitalized lease obligations of such Person;

     (d) all reimbursement obligations of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); and

     (e) all Indebtedness of other Persons which (i) such Person has guaranteed or is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person.

     "Interest Expense" means, with respect to a Person and for any period,

     (a) the total interest expense (including, without limitation, interest expense attributable to capitalized lease obligations) of such Person and in any event shall include all letter of credit fees amortized as interest expense and all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance Guarantee or otherwise, plus

     (b) to the extent not already included in the foregoing clause (a) such Person's Ownership Share of all paid or accrued interest expense for such period of Unconsolidated Affiliates of such Person.

     Interest Expense allocable to minority interest in Subsidiaries of the Borrower shall be excluded from Interest Expense of the Parent and its Subsidiaries when determined on a consolidated basis.

     "Investment" means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any
Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any


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commitment or option to make an Investment in any other Person shall  constitute
an  Investment.   Except  as  expressly  provided  otherwise,  for  purposes  of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without
adjustment  for  subsequent   increases  or  decreases  in  the  value  of  such
Investment.

     "Lakeshore Note" means the promissory note from Lakeshore in the original principal sum of $34,600,000.00 payable to the order of Wells Fargo, later assigned by Wells Fargo to Shopping Center Finance Corp., and later assigned by Shopping Center Finance Corp. to the Bank, such Promissory Note being now for the principal sum of $20,400,000.00, as amended, renewed, or replaced from time to time, but it does not include the Renewal of Promissory Note dated December 6, 1994 to be effective April 1, 1994.

     "Lakeshore Mortgage" means the Florida Mortgage from Lakeshore/Sebring Limited Partnership in favor of Wells Fargo later assigned to Shopping Center Finance Corp. and subsequently assigned to the Bank, as amended from time to time.

     "Lakes Mall Note" means the promissory note from Lakes Mall in the original principal sum of $38,100,000.00 payable to U.S. Bank National Association later assigned on March 18, 2002 to Mortgage Holdings, LLC and later assigned to the Bank, as amended from time to time.

     "Lakes Mall Mortgage" means the Michigan Mortgage from Lakes Mall in favor of U.S. Bank National Association later assigned on March 18, 2002 to Mortgage Holdings, LLC and later assigned to the Bank, as amended from time to time.

     "Letter of Credit Documents" means, with respect to any letter of credit issued in connection with the Loan, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such letter of credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such letter of credit or (b) any collateral security for any of such obligations.

     "LIBOR Rate" means the London Interbank Offered Rates as established from time to time and published in The Wall Street Journal, Money Rates Section which, unless otherwise specified herein or in the Note, is a one (1) month LIBOR Rate.

     "Lien" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, charge or lease constituting a capitalized lease obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

     "Loan" means the Revolving Credit Loan from the Bank to the Borrower.

     "Loan Agreement" means this Loan Agreement between the Borrower, Lakeshore, Lakes Mall and the Bank, and any modifications, amendments, or replacements thereof, in whole or in part.

     "Loan Document" means this Loan Agreement, each Note, each Collateral Document, each Letter of Credit Document and each other document or instrument now or hereafter executed and delivered by a Loan Party or the Parent in connection with, pursuant to or relating to this Loan Agreement.

     "Loan Party" means Borrower, Parent, and each other Person who guarantees all or a portion of the Loan and/or who pledges any Collateral to secure all or a portion of the Loan.

     "Maximum Rate" means the maximum variable contract rate of interest which the Bank may lawfully charge under applicable statutes and laws from time to time in effect.

     "Mortgages" or "Mortgage" means a mortgage, deed of trust, deed to secure debt or similar security instrument made or to be made by a Person owning real estate or an interest in real estate granting a Lien on such real estate or interest in real estate as security for the payment of indebtedness.

     "Net Operating Income" means, for any Collateral Property and for the period of twelve (12) consecutive calendar months most recently ending, the sum of the following (without duplication):

     (a) rents and all other revenues received in the ordinary course from such Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent); minus

     (b) all expenses paid related to the ownership, operation or maintenance of such Property, including without limitation, taxes and assessments, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses and marketing expenses; minus

     (c) an amount equal to (i) the aggregate square footage of all owned space of such Property times (ii) $0.20; minus.

     (d) an imputed management fee in the amount of three percent (3.0%) of the aggregate base rents and percentage rents received for such Property for such period.

     "Net Proceeds" means with respect to an Equity Issuance by a Person, the aggregate amount of all cash received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

     "Newly Acquired Property" means Property acquired by Borrower, Parent and/or their respective Subsidiaries during any fiscal quarter for which compliance with financial covenants is being tested.

     "Nonrecourse Indebtedness" means, with respect to a Person, an Extension of Credit or other Indebtedness in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar customary exceptions to recourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Extension of Credit or other Indebtedness.

     "Note" or "Notes" means the revolving credit notes executed by the Borrower to the Bank in the original principal sums of Fifteen Million Dollars ($15,000,000.00) (the "$15,000,000.00 Note"), of Twenty Six Million Five Hundred Thousand and No/100 Dollars ($26,500,000.00) (the "$26,500,000.00 Note"),
respectively, the Lakeshore Note and the Lakes Mall Note, as such note or notes may be modified, renewed or extended from time to time; and any other note or notes executed at any time to evidence the indebtedness under this Loan Agreement, in whole or in part, and any renewals, modifications and extensions thereof, in whole or in part.

     "Off-Balance Sheet Liabilities" means liabilities and obligations of the Parent, the Borrower, any Subsidiary or any other Person in respect of "off-balance sheet arrangements" (as defined in the SEC Off-Balance Sheet Rules) which the Parent would be required to disclose in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Parent's report on Form 10-Q or Form 10-K (or their equivalents) which the Parent would be required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor). As used in this definition, the term "SEC Off-Balance Sheet Rules" means the Disclosure in Management's Discussion and Analysis About Off-Balance Sheet Arrangements, Securities Act Release No. 33-8182,68 Fed. Reg. 5982 (Feb. 5, 2003) (to be codified at 17 CFR pts. 228, 229 and 249).

     "Ownership Share" means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person's relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) subject to compliance with Section 9.4 of the Credit Agreement, such Person's relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

     "Parent" means CBL & Associates Properties, Inc., a Delaware corporation and a qualified public REIT and formerly until March 31, 1997 the sole general partner of Borrower and shall include the Parent's successors and permitted assigns.

     "Participant" means each of the following to the extent each of the following owns an interest in the Loan pursuant to the Participation Agreement:
Compass Bank, AmSouth Bank, Branch Banking and Trust Company and Manufacturers and Traders Trust Company, their respective successors and assigns, and any other participants in the Loan.

     "Participant's Proportionate Share (AmSouth)" means AmSouth Bank's (or any successor to such bank's interest in the Loan) undivided participating interest in the Loan and the letters of credit issued hereunder which, as of the date of this Loan Agreement, shall be equal to Twenty Five Million and NO/100 Dollars ($25,000,000.00) divided by One Hundred Million Dollars ($100,000,000.00).

     "Participant's Proportionate Share (BB&T)" means Branch Banking and Trust Company's (or any successor to such bank's interest in the Loan) undivided participating interest in the Loan and the letters of credit issued hereunder which, as of the date of this Loan Agreement, shall be equal to Fifteen Million Dollars ($15,000,000.00) divided by One Hundred Million Dollars ($100,000,000.00).

     "Participant's Proportionate Share (Compass)" means Compass Bank's, (or any successor to such bank's interest in the Loan) undivided participating interest in the Loan and the letters of credit issued hereunder which, as of the date of this Loan Agreement, shall be equal to Fifteen Million and NO/100 Dollars ($15,000,000.00) divided by One Hundred Million Dollars ($100,000,000.00).

     "Participant's Proportionate Share (M&T)" means Manufacturers and Traders Trust Company (or any successor to such bank's interest in the Loan) undivided participating interest in the Loan and the letters of credit issued hereunder which, as of the date of this Loan Agreement, shall be equal to Twenty Million and NO/100 Dollars ($20,000,000.00) divided by One Hundred Million Dollars ($100,000,000.00).

     "Participants' Proportionate Share" means Participant's Proportionate Share (M&T), Participant's Proportionate Share (Compass), Participant's Proportionate Share (AmSouth) and Participant's Proportionate Share (BB&T), as such proportionate shares may change from time to time pursuant to the Participation Agreement.

     "Participation Agreement" means that certain Participation Agreement entered into of even date herewith among Bank, M&T, Compass Bank, AmSouth Bank of Tennessee and Branch Banking and Trust Company and/or any other participants in the Loan, as amended from time to time.

     "Permanent Loan Estimate" means, as of any date of determination and with respect to any Collateral Property, an amount equal to (a) the Net Operating
Income of such  Collateral  Property  divided by (b) the product of (i) 1.25 and
(ii) the mortgage constant for a 25-year loan bearing interest at a per annum rate equal to the average rate published in the United States Federal Reserve Statistical Release (1-1.15) for 10-year Treasury Constant Maturities during the previous four fiscal quarters plus 1.5%.

     "Permitted Encumbrances" shall mean and include:

     (a) liens for taxes, assessments or similar governmental charges not in default or being contested in good faith by appropriate proceedings;

     (a) workmen's, vendors', mechanics' and materialmen's liens and other liens imposed by law incurred in the ordinary course of business, and easements and encumbrances which are not substantial in character or amount and do not materially detract from the value or interfere with the intended use of the properties subject thereto and affected thereby;

     (b) liens in respect of pledges or deposits under social security laws, worker's compensation laws, unemployment insurance or similar legislation and in respect of pledges or deposits to secure bids, tenders, contracts (other than contracts for the payment of money), leases or statutory obligations;

     (c) any liens and security interests specifically listed and described in Exhibit "B" hereto attached or in any exhibit describing permitted exceptions and attached to any CBL Mortgage;

     (d) such other liens and encumbrances to which Bank shall consent in writing; and

     (e) leases, licenses, rental agreements or other agreements for use and occupancy of the subject property.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof

     "Project" or "Projects,"  which  definition is used and only applies within
Section 7.12 hereof, means the real estate projects owned by Borrower, a Wholly Owned Subsidiary or, to the extent approved by the Bank, any other Person. "Project" shall also mean any one of the Projects.

     "Property" or "Properties" means a parcel (or group of related parcels) of real property developed (or to be developed) for use as regional mall or retail strip shopping center and any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible..

     "Recourse Indebtedness" means any Indebtedness other than Nonrecourse Indebtedness.

     "Related Entities" or "Related Entity" means any entity which executed a promissory note, guaranty or mortgage, deed of trust, deed to secure debt or any other collateral or security documents in connection with or as a part of the Loan.

     "Revolving Credit Advances" means advances of principal on the Revolving Credit Loan by the Bank under the terms of this Loan Agreement to the Borrower during the term of the Revolving Credit Loan pursuant to Section 3.1.

     "Revolving Credit Loan" means the aggregate of the Borrower's, Lakeshore's and Lakes Mall's indebtedness to the Bank pursuant to Section 2 of this Loan Agreement.

     "Subsidiary" or "Subsidiaries" means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

     "Tangible Net Worth" means, as of a given date, the stockholders' equity of the Parent and its Subsidiaries determined on a consolidated basis plus (x) increases in accumulated depreciation accrued after September 30, 2004 and (y) minority interests in the Borrower minus (to the extent reflected in determining stockholders' equity of the Parent and its Subsidiaries): (a) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (b) all amounts appearing on the assets side of any such balance sheet for assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis.

     "Termination Date of Revolving Credit Loan" shall mean the earlier of (a) June 1, 2007, or in the event that the Bank and Borrower shall hereafter mutually agree in writing that the Revolving Credit Loan and the Bank's commitment hereunder shall be extended to another date, such other date mutually agreed upon between Bank and Borrower to which the Bank's commitment shall have been extended, or (b) the date as of which Borrower shall have terminated the Bank's commitment under the provisions of Section 2.5 hereof.

     "Total Liabilities" means, as to any Person as of a given date, all liabilities which would, in conformity with GAAP, be properly classified as a liability on a consolidated balance sheet of such Person as of such date, and in any event shall include (without duplication and whether or not a liability under GAAP) all of the following:


     (a) all letter of credits of such Person;

     (b) all purchase and repurchase obligations and forward commitments evidenced by binding contracts, including forward equity commitments and contracts to purchase real property, reasonably determined to be owing under any such contract assuming such contract were terminated as of such date;

     (c) all quantifiable contingent obligations of such Person including, without limitation, all Guarantees of Indebtedness by such Person and exposure under swap agreements;

     (d) all Off-Balance Sheet Liabilities of such Person and the Ownership Share of the Off-Balance Sheet Liabilities of Unconsolidated Affiliates of such Person;

     (e) all Indebtedness of Subsidiaries of such Person, provided that Indebtedness of a Subsidiary that is not a Wholly Owned Subsidiary shall be included in Total Liabilities only to the extent of the Borrower's Ownership Share of such Subsidiary (unless the Borrower or a Wholly Owned Subsidiary of the Borrower is otherwise obligated in respect of such Indebtedness); and

     (f) such Person's Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person. For purposes of this definition:

     (1) Total Liabilities shall not include Indebtedness with respect to letters of credit if, and to the extent, such letters of credit are issued

          (i) to secure obligations to municipalities to perform work in connection with construction of projects, such exclusion under this clause (i) to be to the extent there are reserves for such obligations under the construction loan for the applicable project;

          (ii) in support of permanent loan commitments, in lieu of a deposit;

          (iii) as a credit enhancement for Indebtedness incurred by an Subsidiary of Borrower, but only to the extent such Indebtedness is already included in Total Liabilities; or

          (iv) as a credit enhancement for Indebtedness incurred by a Person which is not an Affiliate of Borrower, such exclusion under this clause (iv) to be to the extent of the value of any collateral provided by such Person to secure such letter of credit.

     (2) obligations under short-term repurchase agreements entered into as part of a cash management program shall not be included as Total Liabilities;

     (3) all items included in line item "Accounts Payable and Accrued Liabilities" under the category of "Liabilities and Shareholder's Equity" in the Consolidated Balance Sheets included in the Parent's Form 10-Q or Form 10-K (or their equivalent) filed with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) shall not be included as Total Liabilities.

     "Towne Mall Mortgage" means the Ohio Mortgage from Towne Mall in favor of the Bank, as amended from time to time.

     "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

     "Unconsolidated Affiliate" means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

     "Wells Fargo" means Wells Fargo Realty Advisors Funding, Incorporated, a Colorado corporation.

     "Wholly Owned Subsidiary" means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements required to be delivered from time to time pursuant to Section 6.5 hereof.

SECTION 2: COMMITMENT; FUNDING AND TERMS OF REVOLVING CREDIT LOAN

     2.1 The Commitment. Subject to the terms and conditions herein set out, Bank agrees and commits to make loan advances to and issue letters of credit for the account of the Borrower, Lakeshore and Lakes Mall from time to time, from the Closing Date until the Termination Date of Revolving Credit Loan, in an aggregate principal amount of the loan advances and the face amount of any letters of credit not to exceed, at any one time outstanding, the lesser of (a) One Hundred Million Dollars ($100,000,000.00); or (b) the Borrower's Borrowing Base, as defined in Section 1.

     2.2 Funding the Loan. Each loan advance hereunder shall be made upon the written request of the Borrower to the Bank, specifying the date and amount and intended use thereof. All advances hereunder, whether under any of the Notes, shall be made by depositing the same to the checking account of Borrower at the Bank or other methods acceptable to Borrower and Bank. LAKESHORE ACKNOWLEDGES AND AGREES THAT NO ADVANCES SHALL BE MADE DIRECTLY TO LAKESHORE EXCEPT UPON THE EXPRESS WRITTEN CONSENT OF THE BORROWER RECEIVED BY THE BANK PRIOR TO THE ADVANCE BEING MADE. LAKES MALL ACKNOWLEDGES AND AGREES THAT NO ADVANCES SHALL BE MADE DIRECTLY TO LAKES MALL EXCEPT UPON THE EXPRESS WRITTEN CONSENT OF THE BORROWER RECEIVED BY THE BANK PRIOR TO THE ADVANCE BEING MADE.

     2.3 The Note and Interest. The Revolving Credit Loan shall be evidenced by two (2) promissory notes of the Borrower, one (1) promissory note of Lakeshore and one (1) promissory note of Lakes Mall, each payable to the order of the Bank in the aggregate principal amount of One Hundred Million Dollars ($100,000,000.00), in form substantially the same as the copy of the Notes, attached hereto as Exhibit "C." The entire principal amount of the Loan shall be due and payable on the Termination Date of Revolving Credit Loan. The unpaid principal balances of the Revolving Credit Loan shall bear interest from the Closing Date on disbursed and unpaid principal balances (calculated on the basis of a year of 365 or 366 days as is appropriate) at a rate per annum as specified in the Note. Said interest shall be payable monthly on the first day of each month after the Closing Date, commencing April 1, 2005. The Bank shall mail to the Borrower a billing notice at least ten (10) days prior thereto setting forth the payment amount next due, but any failure to send such notice shall not relieve the Borrower, Lakeshore or Lakes Mall of the obligation to pay accrued interest. The final installment of interest, together with the entire outstanding principal balance of the Revolving Credit Loan, shall be due and payable on the Termination Date of Revolving Credit Loan. The first selection of the one (1) month, three (3) months, six (6) months or, if funds are available in the interbank eurodollar market, twelve (12) months LIBOR Rate shall be made by the Borrower, Lakeshore and Lakes Mall (but the rate selected by Lakeshore and Lakes Mall must always be the same as the rate selected by the Borrower) on or prior to the date of the Note and each selection thereafter shall be made at least twenty four (24) hours prior to the end of the then applicable interest rate period. Neither the Borrower, Lakeshore nor Lakes Mall may ever select a rate period which exceeds the Termination Date of the Revolving Credit Loan. In the event funding at the LIBOR Rate is not available as a matter of law, funding to the extent allowed hereunder shall be at the Base Rate minus one and one half percent (1 1/2%).

     2.4 Commitment Fee/Servicing Fee. On the Closing Date, the Borrower, Lakeshore and Lakes Mall agree to pay to the Bank (in addition to the commitment fees it has previously paid) an additional commitment/extension fee of Two Hundred Thousand and NO/100 Dollars ($200,000.00). In addition to the commitment/extension fee, on each November 2 hereafter, the Borrower shall pay to the Bank a servicing fee in the amount of Thirty Six Thousand and NO/100 Dollars ($36,000.00) for the Bank's services in connection with administering the Loan participation with the Participants. The servicing fee shall belong solely to the Bank and the Participants shall have no interest therein. Borrower , Lakeshore and Lakes Mall agree that the commitment fees and servicing fee are fair and reasonable considering the condition of the money market, the creditworthiness of Borrower, the interest rate to be paid, and the nature of the security for the Loan.

     2.5 Borrowings under, Prepayments or Termination of the Revolving Credit Loan. The Borrower may, at its option, from time to time, subject to the terms and conditions of this Loan Agreement, without penalty, borrow, repay and reborrow amounts under the Notes, and principal payments received shall be applied by the Bank to the Notes all in such order and amounts as the Bank deems appropriate in its sole discretion. Neither the Borrower nor Lakeshore shall be permitted to borrow, repay and reborrow up to the principal amounts of the Lakeshore Note unless documentary stamps tax and intangibles tax, required by law to be paid, has been paid on the amounts readvanced and unless the Bank has a first in priority mortgage on the Florida property owned by Lakeshore securing the Lakeshore Note. Neither the Borrower nor Lakes Mall shall be permitted to borrow, repay and reborrow up to the principal amounts of the Lakes Mall Note unless documentary stamps tax and intangibles tax, required by law to be paid, has been paid on the amounts readvanced and unless the Bank has a first in priority mortgage on the Michigan property owned by Lakes Mall securing the Lakes Mall Note.

     By notice to the Bank in writing, Borrower shall be entitled to terminate the Bank's commitment to make further advances on the Revolving Credit Loan; and provided that the Revolving Credit Loan and all interest and all other obligations of Borrower to Bank arising hereunder shall have been paid in full, Bank shall thereupon at Borrower's request release its security interest in all of Borrower's Property securing the Revolving Credit Loan.

     2.6 Substitution of Collateral. Upon the Bank's prior written approval, the Borrower may substitute collateral originally provided for the Revolving Credit Loan for collateral of equal value but such substituted collateral must be acceptable to the Bank and the acceptance thereof is solely within the discretion of the Bank.

     2.7 Cap On Loan. Notwithstanding anything contained in this Loan Agreement to the contrary, if the Borrower does not have outstanding the sum of Thirty Five Million Four Hundred Thousand Dollars ($35,400,000.00) evidenced by the Lakeshore Note and the $15,000,000.00 Note secured by the Lakeshore Mortgage at all times while the Loan is outstanding, the Loan shall be capped at Sixty Four Million Six Hundred Thousand Dollars ($64,600,000.00).

     2.8 Secondary Financing by Parent Parent was formerly the general partner of the Borrower. It is also a real estate investment trust. In the event Parent does any additional offering of its securities, if required by the Bank, it will apply no less than 75% net of expenses of the monies received from such offering for the benefit of the Borrower and will not use that percentage of funds so received to capitalize or otherwise fund any other new partnerships or entities that are not affiliates of the Borrower or Lakeshore or Lakes Mall.

     2.9 Issuance of Letters of Credit. To the extent that letters of credit are requested by the Borrower to be issued in connection with the Loan, the Borrower agrees to execute and deliver to the Bank any documents reasonably requested by the Bank related to the issuance of the letters of credit, including but not limited to the Bank's standard form of reimbursement agreement. The letters of credit shall not have an expiry date beyond the maturity date of the Notes. Subject to compliance with the other terms and provisions of this Loan Agreement, up to Twenty Million Dollars ($20,000,000.00) of the Loan may be used for issuance of letters of credit for any purpose acceptable to the Bank. While the face amount of the letters of credit shall be counted against availability under the Loan as described in Section 2.1, such amounts shall only be deemed actual Loan advances when the letter of credit is drawn upon.

SECTION 3: REQUIRED PAYMENTS, PLACE OF PAYMENT, ETC.

     3.1 Required Repayments. In the event that the outstanding aggregate principal balance of the Revolving Credit Loan including outstanding letters of credit, shall at any time exceed the Borrowing Base, upon discovery of the existence of such excess borrowings, the Borrower shall, within one hundred twenty (120) days from the date of such discovery, make a principal payment which will reduce the outstanding principal balance of the Revolving Credit Loan to an amount which does not exceed the Borrowing Base and/or at Borrower's option provide the Bank with additional collateral for the Revolving Credit Loan of a value and type reasonably satisfactory to the Bank which additional collateral shall be at a minimum sufficient to secure the then outstanding balance of the Loan (after credit for any principal reduction payment received from Borrower, if any), and if Borrower intends to request additional advances under the Loan, the additional collateral shall include collateral, deemed sufficient in the Bank's discretion, to secure the One Hundred Million Dollars ($100,000,000.00) credit line limitation, thereafter permitting Borrower to obtain additional advances in the manner and to the extent provided under the terms of this Loan Agreement.

     In addition and during such one hundred twenty (120) day period or until the principal payment or satisfactory collateral is received, whichever is less, the Borrower will not make any additional requests for advances under the Revolving Credit Loan. Once calculated, the Borrowing Base shall remain effective until the next Borrowing Base calculation date as provided in Section 1 of this Loan Agreement.

     3.2 Place of Payments. All payments of principal and interest on the Revolving Credit Loan and all payments of fees required hereunder shall be made to the Bank, at its address listed in Section 9.2 of this Loan Agreement in immediately available funds.

     3.3 Payment on Non-Business Days. Whenever any payment of principal, interest or fees to be made on the indebtednesses evidenced by the Note shall fall due on a Saturday, Sunday or public holiday under the laws of the State of Tennessee, such payment shall be made on the next succeeding Business Day.

SECTION 4: CONDITIONS OF LENDING

     4.1 Conditions Precedent to Closing and Funding Initial Advance. The obligation of the Bank to fund the initial Revolving Credit Loan Advance after the date of this Loan Agreement is subject to the condition precedent that the Bank shall have received, on or before the Closing Date, all of the following in form and substance satisfactory to the Bank:

     (a) This Loan Agreement.

     (b) The Notes.

     (c) The CBL Mortgage, together with a title commitment from a title insurance company acceptable to the Bank, providing for the issuance of a mortgagee's loan policy insuring the lien of the CBL Mortgage, in form, substance and amount satisfactory to the Bank, containing no exceptions which are unacceptable to the Bank, and containing such endorsements as the Bank may require.

     (d) Current financial statements of the Borrower in form satisfactory to the Bank.

     (e) Copies of the limited partnership agreements, certificates of limited partnership, charters, bylaws, articles of organization and operating agreements for all Loan Parties and Related Entities (which the Bank acknowledges it has previously received), and all amendments thereto, and current certificates of existence and certificates of authority for all Loan Parties and Related Entities.

     (f) Copies of corporate resolutions of Borrower's general partner, and all Loan Parties and Related Entities.

     (g) The opinion of counsel for all Loan Parties and Related Entities, that the transactions herein contemplated have been duly authorized by all requisite corporate, partnership and/or limited liability company authority, that this Loan Agreement and the other instruments and documents herein referred to have been duly authorized, validly executed and are in full force and effect, and pertaining to such other matters as the Bank may require.

     (h) A certificate from an insurance company, satisfactory to Bank, setting forth the information concerning insurance which is required by Section 6.3 of this Loan Agreement; or, if the Bank shall so require, certified copies of the original insurance policies evidencing such insurance, all of which the Bank acknowledges it has previously received.

     (i) Environmental audits of the properties described in the CBL Mortgage.

     (j) Surveys of the property subject to the CBL Mortgage, indicating the location of all building lines, easements (visible, reflected in the public records or otherwise) and any existing improvements or encroachments, which surveys shall contain no set of facts objectionable to the Bank and shall be accompanied by the Bank's usual survey certificate.

     (k) Copies of the appraisals of the real estate described in Exhibit "A" attached hereto.

     (l) The Guaranty Agreements of the Borrower guarantying the indebtedness evidenced by the Lakeshore Note and the Lakes Mall Note and of Parent guarantying the Loan (the "Guaranty Agreements").

     (m) All the items and information shown on the Checklist for Closing, a copy of which is attached hereto and marked Exhibit "D".

     4.2 Conditions Precedent to All Revolving Credit Loan Advances. The obligation of the Bank to make Revolving Credit Advances pursuant hereto (including the initial advance at the Closing Date) shall be subject to the following additional conditions precedent:

     (a) The Borrower shall have furnished to the Bank, a written request stating the amount of Revolving Credit Advance requested together with the intended use of the advance.

     (b) The Borrower and all Related Entities shall not be in default of any of the terms and provisions hereof or of any instrument or document now or at any time hereafter evidencing or securing all or any part of the Revolving Credit Loan indebtednesses.

     (c) Each of the Warranties and Representations of the Borrower, Lakeshore and Lakes Mall, as set out in Section 5 hereof shall remain true and correct in all material respects as of the date of such Loan advance.

     (d) Each Guaranty Agreement shall be and remain in full force and effect.

     (e) Within forty-five (45) days after each July 1, January 1, April 1 and October 1, Borrower shall furnish to the Bank a Non-Default Certificate executed by a duly authorized officer of Borrower, in the form of Exhibit "E" attached hereto.

     (f) If required by the Bank, the Borrower shall have furnished to the Bank an updated and current title report with respect to the property or properties covered by any CBL Mortgage held by the Bank. If any lien shall have been placed on the property subsequent to the date of this Loan Agreement or the applicable CBL Mortgage, other than liens in favor of the Bank, no additional advances shall be made.

SECTION 5: REPRESENTATIONS AND WARRANTIES

     Borrower, Lakeshore and Lakes Mall represent and warrant that:

     5.1 Partnership/Limited Liability Company Status. The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware; it has the power and authority to own its properties and assets and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary. Lakeshore is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Florida; it has the authority to own its properties and assets and is duly
qualified  to  carry  on  its  business  in  every  jurisdiction   wherein  such
qualification is necessary. Lakeshore is a wholly owned subsidiary of the Borrower. Lakes Mall is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Michigan; it has the authority to own its properties and assets and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary. Lakes Mall is a ninety percent (90%) owned subsidiary of the Borrower. Walnut Square Associate Limited Partnership is a wholly owned subsidiary of the Borrower. Towne Mall is a wholly owned subsidiary of the Borrower. Vicksburg Mall Associates, Ltd. is a wholly owned subsidiary of the Borrower.

     5.2 Power and Authority. The execution, delivery and performance of the Loan Agreement, the Notes, the CBL Mortgage and the other loan and collateral documents executed pursuant hereto by the Borrower and all Related Entities have been duly authorized by all requisite action and, to the best of Borrower's, Lakeshore's and Lakes Mall's knowledge, will not violate any provision of law, any order of any court or other agency of government, the limited partnership agreements, charter, bylaws or limited liability company agreements of the Borrower, Lakeshore, Lakes Mall, or any Related Entity, any provision of any indenture, agreement or other instrument to which Borrower, Lakeshore, Lakes Mall, or any Related Entity is a party, or by which Borrower's, Lakeshore's, Lakes Mall's and all Related Entities' respective properties or assets are bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower, Lakeshore, Lakes Mall, or any Related Entities, except for liens and other encumbrances provided for and securing the indebtedness covered by this Loan Agreement.

     5.3 Financial Condition.

     (a) (i) Parent and Borrower's consolidated balance sheets (which includes Lakeshore and Lakes Mall) for the fiscal year ended as of December 31, 2003, and the related consolidated statements of operations and Consolidated statements of cash flows for the year then ended filed with the SEC in the Forms 10-Q and 10-K, and (ii) the unaudited interim consolidated balance sheet of Borrower, Lakeshore and Lakes Mall for September 30, 2004 and the related consolidated statements of operations and consolidated statements of cash flows for the period then ended, a copy of each of which has been furnished to the Bank, together with any explanatory notes therein referred to and attached thereto, are correct and complete and fairly present the financial condition of Parent, Borrower, Lakeshore and Lakes Mall as at the date of said balance sheets and the results of its operations for said periods and as of the date of closing of this Loan Agreement and related transactions, respectively. All such financial statements have been prepared in accordance with GAAP applied on a consistent basis maintained through the period involved.

     (b) Since September 30, 2004, there has been no substantial adverse change in the business, properties, condition (financial or otherwise), or results of operations of Borrower, Lakeshore and/or Lakes Mall.

     (c) (i) The audited balance sheet of Parent for the fiscal year ended on December 31, 2003, the unaudited balance sheet of Parent for the period ended September 30, 2004, and the related statements of operations and of cash flows for the year ended 2003 and the period ended September 30, 2004, a copy of which has been furnished to the Bank, together with any explanatory notes therein referred to and attached thereto, are correct and complete and fairly present the financial condition of Parent as at the date of said balance sheets and the results of its operations for said periods and as of the date of closing of this Loan Agreement and related transactions, respectively. All such financial statements have been prepared in accordance with GAAP applied on a consistent basis maintained through the period involved.

     (d) Since September 30, 2004, there has been no substantial adverse change in the business, properties, condition (financial or otherwise), or results of operations of Parent.

     (e) The warranties and representations made in this Section 5.3 are and were made as of the date of this Loan Agreement and any violation thereof shall be determined as of that date.

     5.4 Title to Assets. Borrower and all Related Entities have good and marketable title to all its properties and assets reflected on the most recent balance sheet furnished to Bank subject to the Permitted Encumbrances with respect to the properties described in the CBL Mortgages and subject to all encumbrances, whether of record or not, with respect to all other properties.

     5.5 Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending, or, to the knowledge of the Borrower, Lakeshore and Lakes Mall threatened against or affecting Borrower or any Related Entity, or any properties or rights of Borrower or any Related Entities, which, if adversely determined, would materially adversely affect the financial or any other condition of Borrower or any Related Entity except as set forth in Exhibit "F" attached hereto.

     5.6 Taxes. Borrower, Lakeshore and Lakes Mall have filed or caused to be filed all federal, state or local tax returns which are required to be filed, and has paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, except as otherwise permitted by the provisions hereof.

     5.7 Contracts or Restrictions. In Borrower's, Lakeshore's and Lakes Mall's opinions, Borrower, Lakeshore, Lakes Mall and the Related Entities are not a party to any agreement or instrument or subject to any partnership agreement or limited liability company or corporate restrictions adversely affecting its business, properties or assets, operations or condition (financial or otherwise) other than this Loan Agreement, other bank loan or property partnership agreements that contain certain restrictive covenants or other agreements entered into in the ordinary course of business.

     5.8 No Default. No Event of Default (as defined herein) has occurred and not been waived under any agreement or instrument to which it is a party beyond the expiration of any applicable notice and cure period, which default if not cured would materially and substantially affect the financial condition, property or operations of the Borrower or any Related Entity. For the purposes of this Paragraph 5.8, monetary defaults specifically excepted under the provisions of Paragraph 8.2 (which excludes non-recourse debt) below shall not be deemed material defaults.

     5.9 Patents and Trademarks. Borrower and all Related Entities possess all necessary patents, trademarks, trade names, copyrights, and licenses necessary to the conduct of its businesses.

     5.10 ERISA. To the best of Borrower's, Lakeshore's and Lakes Mall's knowledge and belief, Borrower, Lakeshore, Lakes Mall and all Related Entities are in compliance with all applicable provisions of the Employees Retirement Income Security Act of 1974 ("ERISA") and all other laws, state or federal, applicable to any employees' retirement plan maintained or established by it.

     5.11 Hazardous Substances. To the best knowledge of Borrower, Lakeshore and Lakes Mall, no Hazardous Substances are unlawfully located on or have been unlawfully stored, processed or disposed of on or unlawfully released or discharged (including ground water contamination) from any property owned by Borrower, Lakeshore, Lakes Mall and/or any Related Entity which is encumbered by the CBL Mortgage and no above or underground storage tanks exist unlawfully on such property. No private or governmental lien or judicial or administrative notice or action related to Hazardous Substances or other environmental matters has been filed against any property which, if adversely determined, would materially adversely affect the business, operations or the financial condition of Borrower, Lakeshore, Lakes Mall and/or any Related Entity except as set forth in Exhibit "F" attached hereto.

     5.12 Ownership of Borrower. As of the date hereof, CBL Holdings I owns an approximate 1.648% general partner interest in the Borrower and CBL Holdings II owns a 53.358% limited partner interest in the Borrower. As of the date hereof, Parent does not own a direct interest in Borrower; however, it owns 100% of the stock of CBL Holdings I and CBL Holdings II. As of the date hereof, Parent and its affiliates, officers and key employees own an approximate 15.68% limited partner interest in the Borrower. As of the date hereof, CBL & Associates
Management, Inc. owns no interest in the Borrower. As of the date hereof, Richard E. Jacobs Group, Inc. owns an approximate 21.41% limited partner interest in the Borrower and other investors own an approximate 8.93% limited partner interest in the Borrower The Borrower has no other general partners. As of the date hereof the Borrower and its Affiliates own 100% of the partnership interests in Walnut Square Associates Limited Partnership, Lakeshore, Towne Mall and Vicksburg Mall Associates, Ltd. and 90% of the limited liability company interests of Lakes Mall.

     5.13 Outstanding Balance on Lakeshore Note. As of the date hereof, the outstanding unpaid principal balance of the Lakeshore Note is $20,400,000.00 and the undisbursed amount of the Lakeshore Note is $-0- and no defenses or offsets exist against the holder of the Lakeshore Note or otherwise.

     5.14 Outstanding Balance on Lakes Mall Note. As of the date hereof, the outstanding unpaid principal balance of the Lakes Mall Note is $12,535,000.00 and the undisbursed amount of the Lakes Mall Note is $25,565,000.00 and no defenses or offsets exist against the holder of the Lakes Mall Note or otherwise.

     5.15 Outstanding Balance on $15,000,000 Note. As of the date hereof, the outstanding unpaid principal balance of the $15,000,000.00 Note is
$10,600,000.00 and the undisbursed amount of the $15,000,000.00 Note is $4,400,000.00 and no defenses or offsets exist against the holder of the $15,000,000.00 Note or otherwise.

     5.16 Outstanding Balance on $26,500,000 Note. As of the date hereof, the outstanding unpaid principal balance of the $26,500,000.00 Note is $7,211,000.00 and the undisbursed amount of the $26,500,000.00 Note is $19,289,000.00 and no defenses or offsets exist against the holder of the $26,500,000.00 Note or otherwise.

     5.17 Anti-Terrorism. Neither Parent, Borrower nor any of their Subsidiaries nor any Related Entity is or has been designated, or is owned or controlled by, a "suspected terrorist" as defined in Executive Order 13224, which prohibits transactions with terrorists and terrorist organizations.

SECTION 6: AFFIRMATIVE COVENANTS OF BORROWER, LAKESHORE AND LAKES MALL

     Borrower, Lakeshore and Lakes Mall covenant and agree that from the date hereof and until payment in full of the principal of and interest on indebtednesses evidenced by the Notes, unless the Bank shall otherwise consent in writing, such consent to be at the discretion of the Bank, Borrower, Lakeshore and Lakes Mall will and will cause all Related Entities to:

     6.1 Business and Existence. Perform all things necessary to preserve and keep in full force and effect its existence, rights and franchises, comply with all laws applicable to it and continue to conduct and operate its business in a sound and prudent manner.

     6.2 Maintain Property. Maintain, preserve, and protect all leases, franchises, and trade names and preserve all of its properties used or useful in the conduct of its business in a sound and prudent manner, keep the same in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times.

     6.3 Insurance.

     (a) With respect to all of the Property which serves as collateral for the Loan, at all times maintain in some company or companies (having a Best's rating of A:XI or better) approved by Bank:

          (i) Comprehensive public liability insurance covering claims for bodily injury, death, and property damage, with minimum limits satisfactory to the Bank, but in any event not less than those amounts customarily maintained by companies in the same or substantially similar business;

          (ii) Business interruption insurance and/or loss of rents insurance in a minimum amount specified by Bank, with loss payable clause in favor of Bank;

          (iii) Hazard insurance insuring all the Property which serves as collateral for the Loan against loss by fire (with extended coverage) and against such other hazards and perils (including but not limited to loss by windstorm, hail, explosion, riot, aircraft, smoke, vandalism, malicious mischief and vehicle damage) as Bank, in its sole discretion, shall from time to time require, all such insurance to be issued in such form, with such deductible provision, and for such amount as shall be satisfactory to Bank, with loss payable clause in favor of Bank. The Bank is hereby authorized and empowered, at its option, to adjust or compromise any loss under any such insurance policies and to collect and receive the proceeds from any such policy or policies as provided in the CBL Mortgage; and

          (iv) Such other insurance as the Bank may, from time to time, reasonably require by notice in writing to the Borrower, Lakeshore and/or Lakes Mall.

     (b) All required  insurance policies shall provide for not less than thirty
(30) days' prior written notice to the Bank of any cancellation, termination, or material amendment thereto; and in all such liability insurance policies, Bank shall be named as an additional insured. Each such policy shall, in addition, provide that there shall be no recourse against the Bank for payment of premiums or other amounts with respect thereto. Hazard insurance policies shall contain the agreement of the insurer that any loss thereunder shall be payable to the Bank notwithstanding any action, inaction or breach of representation or warranty by the Borrower or any Related Entity. The Borrower, Lakeshore and Lakes Mall will deliver to Bank original or duplicate policies of such insurance, or satisfactory certificates of insurance, and, as often as Bank may reasonably request, a report of a reputable insurance broker with respect to such insurance. Any insurance proceeds received by Bank shall be applied upon the indebtednesses, liabilities, and obligations of the Borrower, Lakeshore or Lakes Mall to the Bank (whether matured or unmatured) or, at Bank's option, released to the Borrower, Lakeshore or Lakes Mall, as the case might be.

     6.4 Obligations, Taxes and Liens. Pay all of its indebtednesses and obligations in accordance with normal terms and practices of its business and pay and discharge or cause to be paid and discharged all taxes, assessments, and governmental charges or levies imposed upon it or upon any of its income and profits, or upon any of its properties, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies which otherwise, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Borrower and Related Entities shall not be required to pay and discharge or to cause to be paid and discharged any such indebtedness, obligation, tax, assessment, trade payable, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings satisfactory to Bank, and Bank shall be furnished, if Bank shall so request, bond or other security protecting it against loss in the event that such contest should be adversely determined. In addition, Borrower, Lakeshore and Lakes Mall shall immediately pay, upon the request of the Bank, all mortgage and/or intangible taxes and/or penalties payable to government officials with respect to any CBL Mortgage and/or the Notes or, if Bank has elected to pay same, Borrower, Lakeshore and Lakes Mall shall immediately reimburse Bank therefor upon the request of the Bank; provided, however Borrower, Lakeshore and Lakes Mall shall not be required to pay so long as Borrower, Lakeshore, Lakes Mall or any Related Entity is contesting the tax and/or penalties in good faith and through continuous and appropriate proceedings but Borrower, Lakeshore and Lakes Mall shall be required to reimburse to the extent Bank has made any payment.

     6.5 Financial Reports and Other Data. Furnish to the Bank as soon as available: (a) and in any event within ninety (90) days after the end of each fiscal year of Borrower, an unqualified audit as of the close of such fiscal year of Borrower, including a consolidated balance sheet and consolidated statements of operations and consolidated statements of cash flows together with the unqualified audit report and opinion of Deloitte & Touche, LP, Certified Public Accountant, or other independent Certified Public Accountant which is widely recognized and of good national repute or which is otherwise acceptable to the Bank, showing the financial condition of Borrower at the close of such year and the results of operations during such year; and, (b) within forty-five
(45) days after the end of each fiscal quarter, (i) consolidated financial statements similar to those described above for Borrower and for Parent, not audited but certified by the Chief Executive Officer or the Chief Financial Officer or Controller or a Senior Vice President of Borrower and Parent, as the case may be, such balance sheets to be as of the end of such quarter and such consolidated statements of operations and consolidated statements of cash flows to be for the period from the beginning of said year to the end of such quarter, in each case subject only to audit and year-end adjustment and the preparation of required footnotes; (ii) a Non-Default Certificate in the form prescribed on Exhibit "E" attached hereto and made a part hereof; and (iii) a Borrowing Base Certificate; and, (c) within forty-five (45) days after the end of each fiscal quarter, rent rolls and operating statements related to the properties described in the CBL Mortgage; and, (d) simultaneously with the inclusion of Net Operating Income (loss) from Newly Acquired Property in any financial calculation provided for in this Loan Agreement, certification, in a form acceptable to Bank, of the purchase price for such Newly Acquired Property and a current rent roll and a current income and expense statement, similar to those described above, not audited but certified by the Chief Financial Officer or Controller of Borrower and Parent, as the case may be, such rent roll and statement of income and expense to be for the twelve (12) month period, if available, used in any such calculation and/or to also be for the period from the beginning of said year to the end of such quarter, as the case may be.

     6.6 Additional Information. Furnish such other information regarding the operations, business affairs and financial condition of the Borrower and all Related Entities as Bank may reasonably request, including but not limited to written confirmation of requests for loan advances, true and exact copies of its books of account and tax returns, and all information furnished to the owners of its partnership interests, or any governmental authority, and permit the copying of the same, and Bank agrees that such information shall be maintained in strict confidence unless it is publicly available and except that it may be disclosed to any participants in the Loan and their counsel and Bank's counsel. Provided, however, the Borrower, Lakeshore and Lakes Mall shall not be required to divulge the terms of other financing arrangements with other lending institutions if and to the extent Borrower, Lakeshore and/or Lakes Mall is prohibited by contractual agreement with such lending institutions from disclosing such information with the exception that Borrower, Lakeshore and Lakes Mall shall promptly notify Bank in writing of all defaults, if any, which exist beyond any applicable cure periods and the nature thereof, which occur in connection with such financing arrangements and which defaults or defaults would constitute an Event of Default hereunder. Borrower, Lakeshore and Lakes Mall shall not enter into any such contractual arrangement whereby the Borrower or Lakeshore or Lakes Mall is prohibited from disclosing such financial arrangements, without providing Bank with written notice of the nature of such prohibitions. In addition, Borrower, Lakeshore and Lakes Mall shall not enter into any such arrangement while any Event of Default hereunder exists beyond any applicable cure periods.

     6.7 Right of Inspection. Permit any person designated by the Bank, at the Bank's expense, to visit and inspect any of the properties, books and financial reports of the Borrower and all Related Entities and to discuss its affairs, finances and accounts with its principal officers, at all such reasonable times and as often as a Bank may reasonably request provided that such inspection shall not unreasonably interfere with the operation and conduct of Borrower's or any Related Entity's properties and business affairs and provided further that such person shall disclose such information only to the Bank, the Bank's appraisers and examiners as required by banking laws, rules and regulations.

     6.8 Environmental Laws. Maintain at all times all property described in the CBL Mortgage in compliance with all applicable Environmental Laws, and immediately notify the Bank of any notice, action, lien or other similar action alleging either the location of any Hazardous Substances or the violation of any Environmental Laws with respect to any of such properties.

     6.9 Notice of Adverse Change in Assets. At the time of Borrower's, Lakeshore's and/or Lake Mall's first knowledge or notice, immediately notify the Bank of any information that may adversely affect in any material manner the properties of the Borrower and/or any Related Entity which are subject to any CBL Mortgage.

     6.10 Appraisals. Upon the Bank's request, but no more frequently than once per every eighteen (18) month period, allow appraisers employed by the Bank to make updated reappraisals of the property or properties described in the CBL Mortgage, at the Borrower's expense.

     6.11 Agreements regarding Lakeshore Note and Lakeshore Mortgage. So long as no Event of Default then exists or with notice or lapse of time would exist, upon the request of the Borrower, but in the Bank's discretion, the Bank shall sell to the Borrower and/or the Borrower's designated subsidiary, the Lakeshore Note and/or the Lakeshore Mortgage for the balance due under the Lakeshore Note plus accrued interest. Any such sale would be without recourse, representation and warranty.

     6.12 Agreements regarding Lakes Mall Note and Lakes Mall Mortgage. So long as no Event of Default then exists or with notice or lapse of time would exist, upon the request of the Borrower, but in the Bank's discretion, the Bank shall sell to the Borrower and/or the Borrower's designated subsidiary, the Lakes Mall Note and/or the Lakes Mall Mortgage for the balance due under the Lakes Mall
Note plus accrued interest. Any such sale would be without recourse, representation and warranty.

     6.13 Notice of Event of Default. As soon as practicable, and in any event within two (2) Business Days after a senior officer of Borrower or any Subsidiary becomes aware of the existence of any condition or event which constitutes a default or Event of Default, the Borrower shall provide telephonic notice to the Bank specifying the nature and period of existence thereof, and, no more than two (2) Business Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower is taking or proposes to take with respect thereto.

     6.14 REIT. Parent shall at all times maintain its status as a "real estate investment trust" under the Internal Revenue Code.


SECTION 7: NEGATIVE COVENANTS OF BORROWER, LAKESHORE AND LAKES MALL

     Borrower, Lakeshore and Lakes Mall covenant and agree that at all times from and after the Closing Date, unless the Bank shall otherwise consent in writing, such consent to be at the discretion of the Bank, Borrower, Lakeshore and Lakes Mall will not, and will not allow any Related Entity, to either directly or indirectly:

     7.1 Minimum Tangible Net Worth. Permit Tangible Net Worth at any time to be less than (i) $1,140,494,000.00 plus (ii) 50% of the Net Proceeds of all Equity Issuances effected at any time after the Agreement Date by the Parent, Borrower or any Subsidiaries to any Person other than the Parent or any of its Subsidiaries.

     7.2 Ratio of Total  Liabilities  to Gross Asset Value.  Permit the ratio of
(i) Total Liabilities of the Parent, Borrower and its Subsidiaries determined on a consolidated basis to (ii) Gross Asset Value of the Parent, Borrower and any Subsidiaries determined on a consolidated basis, to exceed 0.650 to 1.00 at any time.

     7.3 Ratio of EBITDA to Interest Expense. Permit the ratio of (i) EBITDA of the Parent, Borrower and the Subsidiaries determined on a consolidated basis for the fiscal quarter most recently ending to (ii) Interest Expense of the Parent and its Subsidiaries determined on a consolidated basis for such period, to be less than 1.750 to 1.00.

     7.4 Ratio of EBITDA to Debt Service. Permit the ratio of (i) EBITDA of the Parent, Borrower and the Subsidiaries determined on a consolidated basis for the fiscal quarter most recently ending to (ii) Debt Service of the Parent, Borrower and the Subsidiaries determined on a consolidated basis for such period, to be less than 1.550 to 1.00.

     7.5 Indebtedness. Incur, create, assume or permit to exist any indebtedness or liability, secured by any of the properties described in the CBL Mortgage, except, with respect to the Borrower only, for indebtedness, which is subordinate in all respects to the indebtedness evidenced by the Notes which indebtedness does not exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate per property and is used for renovation, repair or improvement of the property or properties described in the CBL Mortgage.

     7.6 Mortgages, Liens, Etc. Create, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of the properties subject to the CBL Mortgage except:

     (a) Liens in favor of the Bank securing payment of the Notes;

     (b) Existing liens securing indebtednesses permitted under Section 7.5 above;

     (c) Permitted Encumbrances (as defined at Section 1); and

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

     (d) Liens securing indebtedness permitted under Section 7.5 above.

     7.7 Sale of Assets. Sell, lease, convert, transfer or dispose of all or a substantial part of its assets for less than book value or for less than fair market value, or, sell, lease, convert, transfer or dispose of all or a substantial part of its assets, without the Bank's prior written consent, if GAAP book value or fair market value exceeds 20% of the GAAP book value of all of its assets at that time. In other words, the Borrower may sell its assets without the Bank's consent so long as such sale is not more than 20% of the book value of all of its assets and only so long as such sale does not cause the Borrower to be in violation of any covenant in this Loan Agreement.

     7.8 Consolidation or Merger; Acquisition of Assets. Enter into any transaction of merger or consolidation, acquire any other business or corporation, or acquire all or substantially all of the property or assets of any other Person unless the Borrower and/or its general partner shall be the surviving entities or the transaction or acquisition is permitted by and effected in accordance with the provisions of Section 7.12(b).

     7.9 Partnership Distributions and Other Payments. Except as hereinafter provided, declare or pay, or set apart any funds for the payment of, any distributions on any partnership, limited liability or corporate interest in Borrower or any Related Entity or apply any of its funds, properties, or assets to or set apart any funds, properties or assets for, the purchase or other retirement of or make any other distribution (whether by reduction of capital or otherwise) in respect of, any partnership, limited liability or corporate interest in Borrower or any Related Entity; or without the consent of Bank, pay any fee or other compensation of any nature to or for the benefit of CBL Holdings, and/or Parent and/or their affiliates, officers or key employees (the "Distributees"). Notwithstanding anything stated in the foregoing to the contrary, as long as no Event of Default then exists or would exist as a result of the following, (a) Borrower may pay to such Distributees and its other partners quarterly distributions so long as such distributions do not exceed in the aggregate 95% of Funds from Operations and (b) Borrower may pay any fee or other reasonable compensation of any nature to or for the benefit of (i) CBL & Associates Management, Inc., or (ii) any other Distributee, which payment has been made in the ordinary course of business and approved by the independent directors of CBL Holdings. Borrower may make a distribution from Loan proceeds but only once during any rolling twelve (12) month period and provided Borrower is not in default hereunder and such distribution will not create a default hereunder. Notwithstanding anything contained in the foregoing to the contrary, the restriction on distributions shall not preclude the Parent from making the minimum distributions (as that term is used in the Internal Revenue Code) required to maintain REIT status under the Internal Revenue Code.

     7.10 Loans to Officers and Employees. Permit or allow loans to officers and employees of Borrower or any Related Entity or holders of partnership interests in Borrower to exceed $500,000.00 in any one instance or $2,000,000.00 in the aggregate, provided that nothing in the foregoing shall be deemed to limit loans made in the ordinary course of business to CBL & Associates Management, Inc..

     7.11 Limitations on Actions Against Bank and Participants. Take any action against:

     (a) Bank, if any Participant fails or refuses to fund pursuant to the terms of the Participation Agreement to Bank for the benefit of Borrower, Lakeshore and/or Lakes Mall, such Participant's Proportionate Share of the amount the Bank is obligated to advance hereunder and such failure or refusal has not been caused by Bank's breach of this Loan Agreement or the Participation Agreement; or

     (b) any Participant, if Bank fails or refuses to fund for the account of Borrower, Lakeshore and/or Lakes Mall any Participant's Proportionate Share of the amount the Bank is obligated to advance hereunder, to the extent such Participant's Proportionate Share has been received by Bank; or

     (c) any Participant, if such Participant fails or refuses to fund to Bank for the benefit of Borrower, Lakeshore and/or Lakes Mall, such Participant's Proportionate Share of the amount the Bank is obligated to advance hereunder and such failure or refusal is not a breach of the Participation Agreement; or

     (d) any Participant, if Bank fails or refuses to fund for the account of Borrower, Lakeshore and/or Lakes Mall Bank's Proportionate Share. Borrower's, Lakeshore's and Lake Mall's cause of action under this Loan Agreement, if any, for failure to fund being directly against the lender which fails or refuses to fund, and then only if such failure or refusal to fund would constitute a breach of this Loan Agreement or, with respect to the Participants, the Participation Agreement.

     7.12 Investment Concentration.

     (a) Borrower shall not make, and shall not permit any of its Subsidiaries to make, any Investment in the following items which would cause the value of such holdings of Borrower and/or Subsidiaries to exceed the following percentages of Borrower's Tangible Net Worth:

          (i) raw land, such that the aggregate book value of all such raw land (other than: (A) raw land subject to a ground lease under which Borrower is the landlord and a Person not an Affiliate of Borrower is the tenant; (B) land on which the development of a Project has commenced; (C) land subject to a binding contract of sale under which Borrower or one of its Subsidiaries is the seller, the buyer is not an Affiliate of Borrower and (D) out-parcels held for lease or sale) exceeds ten percent (10%) of Tangible Net Worth;

          (ii) developed real estate used primarily for non-retail purposes, such that the aggregate book value of such real estate (other than the real estate located at 2030 Hamilton Place Boulevard, Chattanooga, Tennessee and a small office building located at Richland Mall in Waco, Texas) exceeds ten percent (10%) of Tangible Net Worth;

          (iii) Capital Stock of any Person, such that the aggregate value of such Capital Stock in Unconsolidated Affiliates other than CBL & Associates Management, Inc., calculated on the basis of the lower of cost or market, exceeds ten percent (10%) of Tangible Net Worth;

          (iv) Mortgages, such that the aggregate principal amount secured by Mortgages acquired by Borrower after the Effective Date exceeds ten percent (10%) of Tangible Net Worth, except for mortgages held by Mortgage Holdings, LLC (on real estate owned by Borrower or any entity related to Borrower) for the purpose of avoiding mortgage taxes and title charges and mortgages granted upon the sale of assets as more particular set out in Borrower's 10k;

          (v) Investments made after the date hereof in partnerships, joint ventures and other non-corporate Persons accounted for on an equity basis (determined in accordance with GAAP), such that the aggregate outstanding amount of such Investments (other than Investments in partnerships in which (A) Borrower is the sole general partner and the only limited partners are either (i) the Person from whom the real estate owned by such partnership was purchased, and such Person's successors and assigns or (ii) a Person operating stores which anchor the development constructed or to be constructed by such partnership or (B) Borrower owns not less than ninety percent (90%) of the partnership interests and has the unilateral right to make all operational and strategic decisions) exceeds ten percent (10%) of Tangible Net Worth.

     (b) Neither Borrower nor any of its Subsidiaries shall acquire the business of all or substantially all of the assets or stock of any Person, or any division of any Person, whether through Investment, purchase of assets, merger or otherwise; provided that Borrower or its Subsidiaries may make such an acquisition so long as Borrower has delivered to Bank, not less than thirty (30) days prior to the date such acquisition is consummated, (i) all information related to such acquisition as is reasonably requested by the Bank and (ii) a certificate, signed by the chief financial officer of Borrower, certifying that, giving effect to such acquisition, there shall not exist any Default or Event of Default hereunder and setting forth in reasonable detail the calculations setting forth, on a pro forma basis giving effect such acquisition, Borrower's compliance with the loan documents which exist between Borrower and Bank.

SECTION 8: EVENTS OF DEFAULT

     An "Event of Default" shall exist if any of the following shall occur:

     8.1 Payment of Principal, Interest to Bank. The Borrower, Lakeshore and/or Lakes Mall defaults in the payment as and when due of principal or interest on any Note or any fees due under this Loan Agreement which default shall continue for more than ten (10) days following mailing of notice from Bank to Borrower, Lakeshore and/or Lakes Mall thereof; or the Borrower, Lakeshore and/or Lakes Mall defaults in the payment when due of any other recourse indebtednesses, liabilities, or obligations to the Bank beyond the expiration of any applicable notice and cure period, whether now existing or hereafter created or arising; direct or indirect, absolute or contingent provided however, there shall be no notice requirement or cure periods if this Note has matured; or

     8.2 Payment of Obligations to Others. The Borrower, Lakeshore, Lakes Mall or any Related Entity defaults in the payment as and when due of any other recourse indebtedness or obligation for borrowed money owed to a lender other than Bank or to Bank unrelated to the Loan, but only if the effect of such default causes the holder of any other recourse indebtedness or obligation (after expiration of any applicable cure period) to accelerate the maturity of such indebtedness or obligation prior to the stated maturity date of such indebtedness or obligation; provided however, the Borrower, Lakeshore, Lakes Mall and the Related Entity will not be considered in default hereunder if: (a) the monetary payment default is less than One Million Dollars ($1,000,000.00) and is not a failure to pay a regular monthly, quarterly or other periodic installment payment of principal and/or interest or interest only, as the case may be, on the due date [subject to any applicable grace or cure period and specifically excluding any regularly scheduled balloon payment not paid in full within sixty (60) days of the actual due date of the balloon payment unless the lender has issued a notice of default with respect to such balloon payment] or
(b) such default is being contested by the Borrower, Lakeshore, Lakes Mall or the Related Entity in good faith through appropriate proceedings reasonably acceptable to Bank; or

     8.3 Performance of Obligations to Bank. The Borrower, Lakeshore, Lakes Mall or any Related Entity defaults with respect to the performance of any non-monetary obligation incurred in connection with the Loan and such default continues for more than thirty (30) days following mailing of notice thereof from Bank to Borrower, Lakeshore, Lakes Mall and/or the Related Entity, as the case may be, or, if such default is incapable of cure within such thirty (30) day period, Borrower, Lakeshore, Lakes Mall and/or the Related Entity, as the case may be, fails to diligently, continuously and in good faith pursue such cure to completion; or the Borrower, Lakeshore, Lakes Mall and/or the Related Entity, as the case may be, defaults with respect to the performance of any other non-monetary obligation incurred in connection with any recourse indebtedness for borrowed money owed to the Bank in connection with the Loan and such default continues for more thirty (30) days following mailing of notice thereof from Bank to Borrower, Lakeshore, Lakes Mall and/or the Related Entity, as the case may be, or, if such default is incapable of cure within such thirty
(30) day period, Borrower, Lakeshore, Lakes Mall and/or the Related Entity fails to diligently, continuously and in good faith pursue such cure to completion; or

     8.4 Performance of Obligations to Others. An event of default occurs with respect to the performance of non-monetary obligations incurred in connection with any recourse indebtedness for borrowed money owed to a lender other than Bank, provided the default has not been waived by such lender or the default has not been cured within the applicable cure period; provided further however, if such lender's declaration of default is being continuously and diligently contested by the Borrower, Lakeshore, Lakes Mall and/or the Related Entity, as the case may be, in good faith through appropriate proceedings reasonably acceptable to Bank, such default shall not constitute a default hereunder; or

     8.5 Representation or Warranty. Any representation or warranty made by the Borrower, Lakeshore and/or Lakes Mall herein, or in any report, certificate, financial statement or other writing furnished in connection with or pursuant to this Loan Agreement shall prove to be false, misleading or incomplete in any substantial material respect on the date as of which made; or

     8.6  Bankruptcy,  Etc.  The  Borrower  or  Lakeshore  or Lakes  Mall or CBL
Holdings or Parent or any Related Entity shall make a general assignment of assets for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or shall commence on its or their behalf any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against Borrower or Lakeshore or Lakes Mall or CBL Holdings or Parent or any Related Entity, in which an order for relief is entered against Borrower or Lakeshore or Lakes Mall or CBL Holdings or Parent which remains undismissed for a period of ninety (90) days or more; or Borrower or Lakeshore or CBL Holdings or Parent or any Related Entity by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

     8.7 Concealment of Property, Etc. The Borrower, Lakeshore, Lakes Mall, any Related Entity, or CBL Holdings or Parent shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its or his creditors or any of them, or made or suffered a transfer of any of its property which shall constitute a fraudulent act under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof; or

     8.8 Management Change. Management of the Borrower shall, for a period of one hundred eighty (180) consecutive days, cease to be in at least two of the following  persons:  (a)  Charles  B.  Lebovitz,  (b) John N. Foy,  (c)  Michael
Lebovitz,  (d)  Stephen  D.  Lebovitz  or (e) Ron  Fullam,  who  shall  be in an executive management position with Borrower or who shall be a senior vice president, executive vice president, senior executive vice president or president with Borrower's general partner; or

     8.9 Change in Ownership. Parent, its affiliates, officers and key employees, and CBL Holdings shall have through any means reduced their aggregate partnership interest in Borrower to less than fifteen percent (15%) of the aggregate of such partnership interests; or

     8.10 Loan Documents Terminated or Void. This Loan Agreement, any Note, the Guaranty, or any instrument securing any Note shall, at any time after their respective execution and delivery and for any reason, cease to be in full force and effect or shall be declared to be null and void; or the Borrower, Lakeshore, Lakes Mall and/or any Related Entity shall deny it has any or further liability under this Loan Agreement, any Note, , the Guaranty, or under the CBL Mortgage; or

     8.11 Covenants. The Borrower or any Related Entity defaults in the performance or observance of any other covenant, agreement or undertaking on its part to be performed or observed, contained herein, in the CBL Mortgage or in any other instrument or document which now or hereafter evidences or secures all or any part of the loan indebtedness which default shall continue for more than thirty (30) days following the mailing of notice from Bank to Borrower,

Lakeshore, Lakes Mall and/or such Related Entity, as the case may be; provided however, and notwithstanding anything contained in this Loan Agreement, in the CBL Mortgage or in any other instrument or document which now or hereafter evidences or secures all or any part of the loan indebtedness, failure to comply with a financial covenant shall not be an Event of Default unless such failure continues for ninety (90) days after the earlier of (i) the date any senior officer of the Borrower or any Related Entity has actual knowledge of such failure; or (ii) the date notice of such failure has been given to the Borrower by the Bank; or

     8.12 Breach of Section 7.12 of this Loan Agreement. The Borrower, Lakeshore and/or Lakes Mall shall fail to observe or perform its obligations to the Bank, and/or any Participant under Section 7.12 of this Loan Agreement; or

     8.13 Placement of Liens on Property. The Borrower or any Related Entity shall, without the prior written consent of the Bank and except as permitted by
Section 7.5 and 7.6 hereof, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, deed of trust, pledge, lien (statutory, constitutional or contractual), or security interest, encumbrance or charge on, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the liens of the CBL Mortgage, with respect to the property described in any CBL Mortgage.

     8.14 Remedy. Upon the occurrence of any Event of Default, as specified herein, the Bank shall, at its option, be relieved of any obligation to make further Revolving Credit Advances under this Loan Agreement; and the Bank may at its option charge interest on the outstanding indebtedness at the Default Rate; and the Bank may, at its option, thereupon declare the entire unpaid principal balances of the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Loan Agreement to be immediately due and payable for all purposes, and may exercise all rights and remedies available to it under the CBL Mortgage, any other instrument or document which secures any Note, or available at law or in equity. All such rights and remedies are cumulative and nonexclusive, and may be exercised by the Bank concurrently or sequentially, in such order as the Bank may choose.

SECTION 9: MISCELLANEOUS

     9.1 Amendments. The provisions of this Loan Agreement, any Note, the CBL Mortgage or any instrument or document executed pursuant hereto or securing the indebtednesses may be amended or modified only by an instrument in writing signed by the parties hereto and thereto.

     9.2 Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed, certified mail, return receipt requested, or delivered, if to the Borrower, Lakeshore and/or Lakes Mall, to it at c/o CBL & Associates Properties, Inc., CBL Center, Suite 500, 2030 Hamilton Place Boulevard, Chattanooga, Tennessee 37421-6000, Attention: President, with a copy to Charles Willett, Jr.; if to the Bank, to it at 701 Market Street, Chattanooga, Tennessee 37402, Attention: Gregory L. Cullum; or as to any such person at such other address as shall be designated by such person in a written notice to the other parties hereto complying as to delivery with the terms of this Section 9.2. All such notices and other communications shall be effective
(i) if mailed, when received or three (3) Business Days after mailing, whichever is earlier; or (ii) if delivered, upon delivery and receipt of an executed acknowledgment of receipt by the party to whom delivery is made. Notwithstanding the foregoing, the Bank shall not be required to send a copy of any notice or communication to Charles Willett, Jr. but the Bank will use good faith efforts to copy Charles Willett, Jr. on any such notices or communications via regular mail, fax or email.

     9.3 No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Waiver of any right, power, or privilege hereunder or under any instrument or document now or hereafter securing the indebtedness evidenced hereby or under any guaranty at any time given with respect thereto is a waiver only as to the specified item. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     9.4 Indemnification. Borrower, Lakeshore and Lakes Mall agree to indemnify Bank from and against any and all claims, losses and liabilities, including, without limitation, reasonable attorneys' fees, growing out of or resulting from this Loan Agreement (including, without limitation, enforcement of this Loan Agreement), except claims, losses or liabilities resulting solely and directly from Bank's gross negligence or willful misconduct or from Bank's violation of applicable banking rules and regulations. The indemnification provided for in this Section shall survive the payment in full of the loan. The Borrower agrees to indemnify the Bank and the Participants and to hold the Bank and the
Participants harmless from any loss or expense that such Bank or the Participants may sustain or incur as a consequence of a default by the Borrower in making any prepayment of or conversion from an advance bearing interest at the LIBOR Rate after the Borrower has given a notice thereof in accordance with the provisions of this Loan Agreement.

     9.5 Survival of Agreements. All agreements, representations and warranties made herein shall survive the delivery of the Note. This Loan Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that the Borrower, Lakeshore and the Lakes Mall shall not have the right to assign its rights hereunder or any interest therein.

     9.6 Governing Law. This Loan Agreement shall be governed and construed in accordance with the laws of the State of Tennessee; except (a) that the provisions hereof which relate to the payment of interest shall be governed by
(i) the laws of the United States or, (ii) the laws of the State of Tennessee, whichever permits the Bank to charge the higher rate, as more particularly set out in the Note, and (b) to the extent that the Liens in favor of the Bank, the perfection thereof, and the rights and remedies of the Bank with respect thereto, shall, under mandatory provisions of law, be governed by the laws of a state other than Tennessee.

     9.7 Execution in Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     9.8 Terminology; Section Headings. All personal pronouns used in this Loan Agreement whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Section headings are for convenience only and neither limit nor amplify the provisions of this Loan Agreement.

     9.9 Enforceability of Agreement. Should any one or more of the provisions of this Loan Agreement be determined to be illegal or unenforceable, all other provisions, nevertheless, shall remain effective and binding on the parties hereto.

     9.10 Interest Limitations.

     (a) The Loan and the Notes evidencing the Loan, including any renewals or extensions thereof, may provide for the payment of any interest rate (i) permissible at the time the contract to make the Loan is executed, (ii) permissible at the time the Loan is made or any advance thereunder is made, or
(iii) permissible at the time of any renewal or extension of the loan or any Note.

     (b) It is the intention of the Bank, the Borrower, Lakeshore and the Lakes Mall to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the Bank ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate which the Bank may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder of the Note ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness thereby evidenced; and if the principal amount of the indebtedness evidenced thereby, and all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to the Borrower, Lakeshore and/or Lakes Mall or other party lawfully entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate which Bank may lawfully charge under applicable law from time to time in effect, the Borrower, Lakeshore and/or Lakes Mall and the Bank shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as a reasonable loan charge, rather than as interest. Any provision hereof, or of any other agreement between the Bank and the Borrower, Lakeshore and/or Lakes Mall, that operates to bind, obligate, or compel the Borrower to pay interest in excess of such maximum rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the Bank and the Borrower, Lakeshore and/or Lakes Mall that is in conflict with the provisions of this paragraph.

     The Notes shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that Section 85 of Title 12 of the United States Code (or other applicable federal statue) may permit the charging of a higher rate of interest than applicable state law, in which event such applicable federal statute, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Borrower, Lakeshore and/or Lakes Mall be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

     9.11 Non-Control. In no event shall the Bank's rights hereunder be deemed to indicate that the Bank is in control of the business, management or properties of the Borrower, Lakeshore, Lakes Mall and/or any Related Entity or has power over the daily management functions and operating decisions made by the Borrower, Lakeshore, Lakes Mall and/or any Related Entity.

     9.12 Loan Review; Extensions of Termination Date; Continuing Security.


     (a) The specific Termination Date of Revolving Credit Loan mentioned in Article One may be extended for additional periods of one (1) year. On each June 1 hereafter, so long as the Loan remains unpaid, Bank shall review the performance of the Loan. If the Bank deems performance of the Loan acceptable, it will renew the Loan for one (1) year from the then existing Termination Date of Revolving Credit Loan. If the Bank renews the Loan at anytime or from time to time prior to June 1, 2007, the Bank and the Borrower, Lakeshore and Lakes Mall agree the Loan shall be renewed with covenants as contained in Sections 7.2, 7.3 and 7.4 of this Loan Agreement or such other covenants, terms and conditions as may be mutually agreed upon by Borrower, Lakeshore and Lakes Mall Bank and Bank. If Bank deems performance of the Loan not acceptable, Bank shall not be obligated to extend the Termination Date of Revolving Credit Loan; however, the Borrower, Lakeshore and Lakes Mall shall then have the right to repay the Loan pursuant to the repayment provisions contained in the Notes. Assessment of performance and the decision whether to extend the Termination Date of Revolving Credit Loan shall be solely within Bank's discretion. The Bank will not deem the performance of the Loan acceptable unless and until the Borrower provides to the Bank, among other things, updated title commitments with respect to all properties covered by any CBL Mortgage, which title commitments must be in form and substance acceptable to the Bank and must contain no exceptions unacceptable to the Bank. Bank shall notify Borrower of the results of its review of the Loan no later than eleven (11) months prior to the then effective Termination Date of the Revolving Credit Loan. If Bank elects not to renew the Loan, Bank shall not perform or cause to be performed, except at Bank's expense unless an Event of Default has occurred, any inspections, appraisals, surveys or similar items between: (a) the date notice thereof is given Borrower or the Termination Date, whichever first occurs, and (b) the date the Notes are repaid as provided herein. Anything contained in the foregoing to the contrary notwithstanding, upon any such extension, the Borrower, Lakeshore and Lakes Mall agree to pay to the Bank (in addition to the commitment fees it has previously paid under this Loan Agreement) an extension fee of Two Hundred Thousand and NO/100 Dollars ($200,000.00).

     (b) Upon the specific Termination Date of Revolving Credit Loan so fixed in Article One, or in the event of the extension of this Loan Agreement to a subsequent Termination Date (when no effective extension is in force), the Revolving Credit Loan and all other extensions of credit (unless sooner declared to be due and payable by the Bank pursuant to the provisions hereof), and subject to Borrower's election as set forth in subparagraph (a) above, shall become due and payable for all purposes. Until all such indebtednesses, liabilities and obligations secured by the CBL Mortgage are satisfied in full, such termination shall not affect the security interest granted to Bank pursuant to the CBL Mortgage, nor the duties, covenants, and obligations of the Borrower therein and in this Loan Agreement; and all of such duties, covenants and obligations shall remain in full force and effect until the Revolving Credit Loan and all obligations under this Loan Agreement have been fully paid and satisfied in all respects.

     9.13 Fees and Expenses. The Borrower, Lakeshore and Lakes Mall agree to pay, or reimburse the Bank for, the reasonable actual third party out-of-pocket expenses, including counsel fees and fees of any accountants, inspectors or other similar experts, as deemed necessary by the Bank, incurred by the Bank in connection with the development, preparation, execution, amendment, recording, (excluding the salary and expenses of Bank's employees and Bank's normal and usual overhead expenses) or enforcement of, or the preservation of any rights under this Loan Agreement, the Notes and any instrument or document now or hereafter securing the and Revolving Credit Loan indebtednesses.

     9.14 Time of Essence. Time is of the essence of this Loan Agreement, the Notes and the other instruments and documents executed and delivered in connection herewith.

     9.15 Compromises, Releases, Etc. Bank is hereby authorized from time to time, without notice to anyone, to make any sales, pledges, surrenders, compromises, settlements, releases, indulgences, alterations, substitutions, exchanges, changes in, modifications, or other dispositions including, without limitation, cancellations, of all or any part of the Loan indebtedness, or of any contract or instrument evidencing any thereof, or of any security or collateral therefor, and/or to take any security for or guaranties upon any of said indebtedness; and the liability of any guarantor, if any, shall not be in any manner affected, diminished, or impaired thereby, or by any lack of diligence, failure, neglect, or omission on the part of Bank to make any demand or protest, or give any notice of dishonor or default, or to realize upon or protect any of said indebtedness or any collateral or security therefor. Bank shall have the right to apply such payments and credits first to the payment of all its expenses, including costs and reasonable attorneys' fees, then to interest due under the Note and then to principal due under the Note. Bank shall be under no obligation, at any time, to first resort to, make demand on, file a claim against, or exhaust its remedies against the Borrower, Lakeshore and/or Lakes Mall, or its property or estate, or to resort to or exhaust its remedies against any collateral, security, property, liens, or other rights whatsoever. Upon the occurrence of an Event of Default, it is expressly agreed that Bank may at any time make demand for payment on, or bring suit against, the Borrower, Lakeshore and/or Lakes Mall and any guarantor, jointly or severally and may compromise with any of them for such sums or on such terms as it may see fit, and without notice or consent, the same being hereby expressly waived.

     9.16   Joinder  of  Parent.   Parent   joins  herein  for  the  purpose  of
acknowledging and consenting to the terms and provisions hereof.


     9.17 Bank's Consent. Except as otherwise expressly provided herein, in any instance hereunder where Bank's approval or consent is required or the exercise of its judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole but reasonable discretion of Bank, and Bank shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment provided that the Bank shall proceed at all times in good faith and in a commercially reasonable manner.

     9.18 Venue of Actions. As an integral part of the consideration for the making of the loan, it is expressly understood and agreed that no suit or action shall be commenced by the Borrower, Lakeshore, Lakes Mall, Related Entities, CBL Holdings, Parent, by any guarantor, or by any successor, personal representative or assignee of any of them, with respect to the loan contemplated hereby, or with respect to this Loan Agreement or any other document or instrument which now or hereafter evidences or secures all or any part of the loan indebtedness, other than in a state court of competent jurisdiction in and for the County of the State in which the principal place of business of the Bank is situated, or in the United States District Court for the District in which the principal place of business of the Bank is situated, and not elsewhere. Nothing in this paragraph contained shall prohibit Bank from instituting suit in any court of competent jurisdiction for the enforcement of its rights hereunder or in any other document or instrument which evidences or secures the loan indebtedness.

     9.19 Waiver of Right to Trial By Jury. EACH PARTY TO THIS LOAN AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS LOAN AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS LOAN AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS LOAN AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     9.20 Conflict. In the event of any conflict between the provisions hereof and any other loan document during the continuance of this Loan Agreement
(including but not limited to any other documents received by the Bank via assignment in connection with the Lakeshore Mall and the Lakes Mall), the provisions of this Loan Agreement shall control.

     9.21 Participation Agreement. The Borrower, Lakeshore and Lakes Mall acknowledge that the Participation Agreement exists and that the Bank is obligated, subject to the terms and conditions hereof, to fund One Hundred Million Dollars ($100,000,000.00) to the Borrower but that of that amount , Compass Bank, AmSouth Bank, Branch Banking and Trust Company and Manufacturers and Traders Trust Company are obligated, subject to the terms and conditions of the Participation Agreement, to fund as follows: Compass is to fund Fifteen Million and NO/100 Dollars ($15,000,000.00), AmSouth Bank is to fund Twenty Five

Million and NO/100 Dollars ($25,000,000.00), Branch Banking and Trust Company is to fund Fifteen Million and NO/100 Dollars ($15,000,000.00) and Manufacturers and Traders Trust Company to fund Twenty Million and NO/100 Dollars ($20,000,000.00).

                            (Signatures on Next Page)

         IN WITNESS WHEREOF, the Borrower, Lakeshore, Lakes Mall, the Bank, CBL Holdings and Parent have caused this Loan Agreement to be executed by their duly authorized officers, managers and/or partners, all as of the day and year first above written.

                                      CBL & ASSOCIATES LIMITED PARTNERSHIP

                                      BY:      CBL HOLDINGS I, INC.,
                                               Its Sole General Partner

                                      By:   /s/ John N. Foy
                                         -------------------------------------
                                      Title: John N. Foy
                                            ----------------------------------
                                             Vice Chairmand and Chief
                                               Financial Officer
                                                                      BORROWER


                                      LAKESHORE/SEBRING LIMITED PARTNERSHIP
                                      BY: CBL & ASSOCIATES LIMITED
                                      PARTNERSHIP, It's sole General Partner
                                      BY: CBL HOLDINGS I, INC.,
                                      Its sole General Partner

                                      By:   /s/ John N. Foy
                                         -------------------------------------
                                      Title: John N. Foy
                                            ----------------------------------
                                             Vice Chairmand and Chief
                                               Financial Officer
                                                                    LAKESHORE

                                      THE LAKES MALL, LLC

                                      By: CBL & Associates Limited Partnership,
                                      Its Managing Member
                                      By: CBL Holdings I, Inc., its General
                                           Partner

                                      By:   /s/ John N. Foy
                                         -------------------------------------
                                      Title: John N. Foy
                                            ----------------------------------
                                             Vice Chairmand and Chief
                                               Financial Officer

                                                                   LAKES MALL

                                      CBL & ASSOCIATES PROPERTIES, INC.

                                      By:   /s/ John N. Foy
                                         -------------------------------------
                                      Title: John N. Foy
                                            ----------------------------------
                                             Vice Chairmand and Chief
                                               Financial Officer
                                                             PARENT/GUARANTOR

                                      FIRST TENNESSEE BANK NATIONAL
                                                         ASSOCIATION

                                      By:  /s/ Greg Cullum
                                          -----------------------------------
                                      Gregory L. Cullum, Senior Vice President

                                   EXHIBIT "A"

                   Real property known as:

                   Walnut Square Mall, Dalton, Georgia
                   Lakeshore Mall, Sebring, Florida
                   Pemberton Mall, Vicksburg, Mississippi
                   The Lakes Mall, Fruitport, Michigan
                   Towne Mall, Middleton, Ohio

all as more particularly described in the individual deeds of trust, deeds to secure debt and/or mortgages applicable to the above described properties.

                                   EXHIBIT "B"

                             PERMITTED ENCUMBRANCES



                   1. As described in the Mortgages.

                                   EXHIBIT "C"

                                      NOTES

                                   EXHIBIT "D"

                              CHECKLIST FOR CLOSING

                                   EXHIBIT "E"

                             NON-DEFAULT CERTIFICATE

                  For Fiscal Year Ended _______________, 20__.
                 For Fiscal Quarter Ended _______________, 20__.

         The undersigned, a duly authorized officer of CBL & Associates Limited Partnership, a Delaware limited partnership [referred to as "Borrower" in that certain Amended and Restated Loan Agreement (the "Loan Agreement") dated as of March 9, 2005 between Borrower, Lakeshore, Lakes Mall and First Tennessee Bank National Association ("Bank")], certifies to said Bank, in accordance with the terms and provisions of said Loan Agreement, as follows:

1. All of the representations and warranties set forth in the Loan Agreement are and remain true and correct on and as of the date of this Certificate with the same effect as though such representations and warranties had been made on and as of this date except as otherwise previously disclosed to the Bank in writing.

2. As of the date hereof, neither Borrower, Lakeshore nor Lakes Mall has knowledge of any Event of Default, as specified in Section 8 of the Loan Agreement, nor any event which, upon notice, lapse of time or both, would constitute an Event of Default, has occurred or is continuing.

3. As of the date hereof, Borrower is in full compliance with all financial covenants contained in the Loan Agreement, and the following are true, accurate and complete:

(a) The Tangible Net Worth (as defined in the Loan Agreement) is $__________________________ as of ________________, 20___.

(b) The Total Liabilities to Gross Asset Value is _____ to _____ as of _____________________, 20__.

(c) The ratio of EBITDA to Debt Service Debt is ____ to ____ as of ______________, 20__.

(d) The ratio of EBITDA to Interest Expense is ____ to ____ as of _____________________, 20_____.

         DATED this ______ day of ______________________, 20____.

                                     CBL & ASSOCIATES LIMITED PARTNERSHIP

                                     BY:      CBL HOLDINGS I, INC.,
                                     Its Sole General Partner

                                     By:
                                        -------------------------------------
                                     Title:
                                           ----------------------------------

                                   EXHIBIT "F"

                                   LITIGATION

                      Disclosure Pursuant to Paragraph 5.5



          See Exhibit "F-1" attached for description of all litigation.



                              ENVIRONMENTAL MATTERS

                      Disclosure pursuant to Paragraph 5.11



                                      None.

                 JOINDER IN AMENDED AND RESTATED LOAN AGREEMENT

         COMPASS BANK as "Participant" under the terms of that certain Amended and Restated Loan Agreement (the "Loan Agreement") dated effective as of March 9, 2005, between and among First Tennessee Bank National Association, CBL & Associates Limited Partnership, Lakeshore/Sebring Limited Partnership and The Lakes Mall, LLC, in consideration of the mutual agreements of the parties thereto and of the undersigned therein contained, hereby joins as a party to said Loan Agreement and agrees to perform all obligations to be performed on its part thereunder.

         IN WITNESS WHEREOF, the undersigned has caused this Joinder in Amended and Restated Loan Agreement to be executed by its duly authorized officer effective as of March 9, 2005.

                                   COMPASS BANK


                                   By:  /s/ C. Douglas Vibert
                                       ----------------------------------------
                                       C. Douglas Vibert, Senior Vice President

                 JOINDER IN AMENDED AND RESTATED LOAN AGREEMENT

         AMSOUTH BANK as "Participant" under the terms of that certain Amended and Restated Loan Agreement (the "Loan Agreement") dated effective as of March 9, 2005 between and among First Tennessee Bank National Association, CBL & Associates Limited Partnership, Lakeshore/Sebring Limited Partnership and The Lakes Mall, LLC, in consideration of the mutual agreements of the parties thereto and of the undersigned therein contained, hereby joins as a party to said Loan Agreement and agrees to perform all obligations to be performed on its part thereunder.

         IN WITNESS WHEREOF, the undersigned has caused this Joinder in Amended and Restated Loan Agreement to be executed by its duly authorized officer effective as of March 9, 2005.

                                          AMSOUTH BANK


                                          By: /s/ Sarah A. McKenzie
                                             ---------------------------------
                                             Sarah A. McKenzie, Vice President

                 JOINDER IN AMENDED AND RESTATED LOAN AGREEMENT



         BRANCH BANKING AND TRUST COMPANY as "Participant" under the terms of that certain Amended and Restated Loan Agreement (the "Loan Agreement") dated effective as of March 9, 2005, between and among First Tennessee Bank National Association, CBL & Associates Limited Partnership, Lakeshore/Sebring Limited Partnership and The Lakes Mall, LLC, in consideration of the mutual agreements of the parties thereto and of the undersigned therein contained, hereby joins as a party to said Loan Agreement and agrees to perform all obligations to be performed on its part thereunder.

         IN WITNESS WHEREOF, the undersigned has caused this Joinder in Amended and Restated Loan Agreement to be executed by its duly authorized officer effective as of March 9, 2005.



                                   BRANCH BANKING AND TRUST COMPANY

                                   By:  /s/ Robert M. Searson
                                      --------------------------------------
                                      Robert M. Searson
                                   Title: Senior Vice President


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                 JOINDER IN AMENDED AND RESTATED LOAN AGREEMENT



         MANUFACTURERS AND TRADERS TRUST COMPANY as "Participant" under the terms of that certain Amended and Restated Loan Agreement (the "Loan Agreement") dated effective as of March 9, 2005, between and among First Tennessee Bank National Association, CBL & Associates Limited Partnership, Lakeshore/Sebring Limited Partnership and The Lakes Mall, LLC, in consideration of the mutual agreements of the parties thereto and of the undersigned therein contained, hereby joins as a party to said Loan Agreement and agrees to perform all obligations to be performed on its part thereunder.

         IN WITNESS WHEREOF, the undersigned has caused this Joinder in Amended and Restated Loan Agreement to be executed by its duly authorized officer effective as of March 9, 2005.



                                       MANUFACTURERS AND TRADERS TRUST COMPANY


                                       By: /s/ Stevem P. Deck
                                          -----------------------------------
                                          Steven P. Deck, Vice President

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